NEWS RELEASE

For Release:    Immediately

Contact:    James Brunk, Chief Financial Officer
        (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q4 RESULTS

Calhoun, Georgia, February 6, 2025 — Mohawk Industries, Inc. (NYSE: MHK) today announced fourth quarter 2024 net earnings of $93 million and earnings per share (“EPS”) of $1.48; adjusted net earnings were $123 million, and adjusted EPS was $1.95. Net sales for the fourth quarter of 2024 were $2.6 billion, an increase of 1.0% as reported and a decrease of 1.0% on an adjusted basis versus the prior year. During the fourth quarter of 2023, the Company reported net sales of $2.6 billion, net earnings of $140 million and earnings per share of $2.18; adjusted net earnings were $125 million, and adjusted EPS was $1.96.
For the year ended December 31, 2024, net earnings and EPS were $518 million and $8.14, respectively; adjusted net earnings were $617 million, and adjusted EPS was $9.70. Net sales for the year ended December 31, 2024 were $10.8 billion, a decrease of 2.7% as reported and 3.3% on an adjusted basis versus the prior year. For the year ended December 31, 2023, the Company reported net sales of $11.1 billion, a net loss of $440 million and a loss per share of $6.90; adjusted net earnings were $587 million, and adjusted EPS was $9.19. The Company’s prior-year earnings were impacted by non-cash impairment charges of $878 million.
Commenting on the Company’s fourth quarter and full year, Chairman and CEO Jeff Lorberbaum stated, “Our fourth quarter results exceeded our expectations as sales actions, restructuring initiatives and productivity improvements benefited our performance. Additionally, the negative sales impact from U.S. hurricanes was limited to approximately $10 million. While residential demand remained soft in our markets, our product introductions last year and our marketing initiatives contributed to our sales performance around the globe.
The fourth quarter environment was an extension of conditions our industry faced throughout last year. Consumers continued to limit large discretionary purchases, and consumer confidence remained constrained by cumulative inflation, economic uncertainty and geopolitical tensions. During 2024, home sales around the world stayed suppressed, U.S. homeowners remained locked in place with low mortgage rates, and existing U.S. home sales fell to a 30-year low. Central banks in the U.S., Europe and other regions lowered interest rates during the later part of last year, though the impact on housing turnover was negligible in most regions. New home construction was also constrained across the world, with higher home costs and interest rates impacting starts. Throughout the year, investments in the commercial sector slowed, though they remained stronger than residential remodeling. These factors reduced market demand and created heightened industry competition for volume. This also resulted in greater unabsorbed overhead and temporary shutdown costs as we managed production and inventory. Given these conditions, we focused on stimulating sales with innovative new products, marketing actions and promotional programs.
Last year, we initiated significant restructuring actions and operational improvements that are lowering our costs and will benefit our longer-term results. Through these actions, we delivered an increase of approximately 6% in full-year adjusted earnings per share despite a soft market. We generated free cash flow of $680 million and repurchased 1.3 million shares of our stock for $161 million. We ended the year with available liquidity of approximately $1.6 billion and debt leverage of 1.1 times. We are well positioned to manage this market cycle, pursue opportunities for long-term profitable growth and emerge stronger when housing markets improve.
For the fourth quarter, our Global Ceramic Segment's net sales increased 1.5% as reported, or a 1.2% increase on an adjusted basis, versus the prior year. The Segment’s operating margin was 3.4% as reported, or 5.3% on an adjusted basis. The Segment’s operating margin was reduced by unfavorable pricing and mix, partially offset by productivity gains. We implemented many cost containment initiatives, which included reengineering products, improving processes and rationalizing higher cost operations. In the U.S., we are leveraging our ceramic service centers to grow contractor sales and increasing our position with kitchen and bath dealers nationwide. In Europe, our specifier team, showrooms for the A&D community and premium products are driving commercial sales growth, and we are increasing export sales outside the region. In both Mexico and Brazil, the integration of our acquisitions has improved our product offering, sales organizations and market strategies, and our Brazilian exports are strengthening as the local currency weakened.
During the fourth quarter, our Flooring Rest of the World Segment’s net sales decreased by 2.1% as reported, or 4.8% on an adjusted basis, versus the prior year. The Segment’s operating margin was 8.8% as reported, or 10.0% on an adjusted basis. Operating margins were compressed due to competitive industry pricing and rising material and labor costs, partially offset by productivity gains and lower energy expenses. Our restructuring initiatives in the Segment are progressing and improving our cost position and productivity as we rationalize less efficient assets, streamline our product portfolio and reduce administrative overhead. We grew the sales and mix of our premium laminate and LVT collections through increased advertising that attracted consumers to our retailers. Our panels volumes held up as we took more aggressive promotional actions, and our more differentiated decorative panels performed better given stronger non-residential projects. Our insulation business experienced weak demand and margin pressure from increased competition and material costs, and we announced price increases to partially offset these higher input costs. We are investing in our panels and insulation businesses to expand their geographic footprint and are developing new products to satisfy those markets.
In the fourth quarter, our Flooring North America Segment’s net sales increased 2.8% versus the prior year as reported, or decreased 0.5% on an adjusted basis. The Segment’s operating margin was 4.5% as reported, or 5.7% on an adjusted basis. The Segment's operating margins were reduced by lower pricing and mix and higher input costs, partially offset by higher volume, stronger productivity and cost reduction actions. During the quarter, we completed our LVT restructuring initiatives, which will enhance operations and provide significant savings. We focused on increasing volume across sales channels, optimizing our SG&A spend and expanding participation in both the home center and residential construction channels. Our hard surface sales grew in all channels as a result of increased distribution of our 2024 product introductions. We believe our residential carpet collections gained market share, with sales of our PETPremier collections and fashion categories leading our performance.
Our industry has been in a cyclical downturn for multiple years, and we are confident that our markets will return to historical levels, though the inflection point remains unpredictable. We expect ongoing softness in all our markets during the first quarter due to elevated interest rates and weakness in housing. Intense competition for volume will continue to pressure our pricing, though our mix should benefit from our differentiated products launched last year, premium collections and our commercial offering. Increased material and labor costs will reduce our margins in the quarter, as we can only partially pass through the higher costs to the market. Our businesses are finding additional ways to reduce expenses and improve processes, which will help to reduce the impact of higher input costs. We are restructuring our Mexican ceramic business to improve our operational performance, which will save approximately $20 million per year. Our cumulative restructuring actions will generate annualized savings of approximately $285 million when completed in 2026. Our capital expenditures this year are focused on maximizing sales, improving product mix and reducing costs. As we indicated in our 8-K filing on January 24, 2025, the Flooring North America Segment implemented a new order management system that had more issues than anticipated. The conversion did not impact our manufacturing or financial systems. The majority of the system processes have been corrected, and our shipments are currently aligned with our order rates. Our invoicing was delayed, and we are addressing shipping and invoicing errors with customers that mainly occurred in the beginning of the implementation. At this point, we estimate the impact on our first quarter operating income from the missed sales and extraordinary costs will be between $25 million and $30 million. We are working closely with our customers to remediate any issues or concerns. We believe the impact of the extraordinary costs will be limited to the first quarter. It is difficult to estimate the sales impact on future quarters, though we do not anticipate the system conversion issues will have a meaningful long-term effect on our customer relationships. The U.S. dollar has strengthened significantly, which will negatively impact our translated results this year. As a reminder, our first quarter is seasonally the lowest during the year, and it will have two fewer days compared to last year. Given these factors, we expect our first quarter adjusted EPS will be between $1.34 and $1.44, excluding any restructuring or other one-time charges. This guidance includes an estimated EPS impact of $0.35 due to the Flooring North America system issues.
Historically, cyclical downturns in our industry are followed by strong rebounds as flooring demand returns to historical levels. All of our regions need increased home construction to address growing household formations, and aging homes will require significant updating after several years of postponed remodeling. As the economy strengthens, business investment will increase in commercial channels. As the world's largest flooring manufacturer, we are uniquely positioned due to our geographic scope, leading innovation, comprehensive product portfolio and financial strengths. When the industry recovers, higher volumes will leverage our manufacturing and overhead costs to enhance our results. Additionally, our mix will improve, pricing will strengthen and margins will expand. We are well prepared to manage through the short term and maximize our results as the category recovers.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer and creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone, and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in North America, Europe, South America, Oceania and Asia.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ from historical experience and our present expectations or projections: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission (“SEC”) reports and public announcements.

Conference call Friday, February 7, 2025, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit http://ir.mohawkind.com/events/event-details/mohawk-industries-inc-4th-quarter-2024-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10195645/fe39dbe57e to receive a unique personal identification number. You can also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through March 7, 2025, by dialing 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID #3217810. The call will be archived and available for replay under the “Investors” tab of mohawkind.com for one year.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Twelve Months Ended
(In millions, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales	$2,637.2	2,612.3	10,836.9	11,135.1
Cost of sales	2,015.4	1,970.0	8,149.2	8,425.5
Gross profit	621.8	642.3	2,687.7	2,709.6
Selling, general and administrative expenses	491.8	473.6	1,984.8	2,119.7
Impairment of goodwill and indefinite-lived intangibles	8.2	1.6	8.2	877.7
Operating income (loss)	121.8	167.1	694.7	(287.8)
Interest expense	9.8	17.4	48.5	77.5
Other (income) and expense, net	0.5	(3.9)	0.2	(10.8)
Earnings (loss) before income taxes	111.5	153.6	646.0	(354.5)
Income tax expense	18.3	14.2	128.2	84.9
Net earnings (loss) including noncontrolling interests	93.2	139.4	517.8	(439.4)
Net earnings attributable to noncontrolling interests	—	(0.1)	0.1	0.1
Net earnings (loss) attributable to Mohawk Industries, Inc.	$93.2	139.5	517.7	(439.5)

Basic earnings (loss) per share attributable to Mohawk Industries, Inc.	$1.48	2.19	8.18	(6.90)
Weighted-average common shares outstanding - basic	62.8	63.7	63.3	63.7

Diluted earnings (loss) per share attributable to Mohawk Industries, Inc.	$1.48	2.18	8.14	(6.90)
Weighted-average common shares outstanding - diluted	63.2	63.9	63.6	63.7

Other Financial Information
	Three Months Ended		Twelve Months Ended
(In millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$397.0	296.3	1,133.9	1,329.2
Less: Capital expenditures	160.8	240.3	454.4	612.9
Free cash flow	$236.2	56.0	679.5	716.3

Depreciation and amortization	$156.4	154.2	638.3	630.3

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$666.6	642.6
Receivables, net	1,804.2	1,874.7
Inventories	2,513.6	2,551.9
Prepaid expenses and other current assets	512.5	535.1
Total current assets	5,496.9	5,604.3
Property, plant and equipment, net	4,579.9	4,993.2
Right of use operating lease assets	374.0	428.5
Goodwill	1,112.1	1,159.7
Intangible assets, net	791.9	875.3
Deferred income taxes and other non-current assets	423.8	498.8
Total assets	$12,778.6	13,559.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$559.4	1,001.7
Accounts payable and accrued expenses	2,004.4	2,035.3
Current operating lease liabilities	108.5	108.9
Total current liabilities	2,672.3	3,145.9
Long-term debt, less current portion	1,677.4	1,701.8
Non-current operating lease liabilities	283.0	337.5
Deferred income taxes and other long-term liabilities	589.0	745.5
Total liabilities	5,221.7	5,930.7
Total stockholders' equity	7,556.9	7,629.1
Total liabilities and stockholders' equity	$12,778.6	13,559.8

Segment Information
	Three Months Ended		As of or for the Twelve Months Ended
(In millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net sales:
Global Ceramic	$1,008.2	993.7	4,226.6	4,300.1
Flooring NA	937.2	912.1	3,769.9	3,829.4
Flooring ROW	691.8	706.5	2,840.4	3,005.6
Consolidated net sales	$2,637.2	2,612.3	10,836.9	11,135.1

Operating income (loss):
Global Ceramic	$34.2	41.5	249.5	(166.4)
Flooring NA	42.2	74.6	238.5	(57.2)
Flooring ROW	60.9	67.1	265.2	69.7
Corporate and intersegment eliminations	(15.5)	(16.1)	(58.5)	(133.9)
Consolidated operating income (loss)	$121.8	167.1	694.7	(287.8)

Assets:
Global Ceramic			$4,591.0	4,988.3
Flooring NA			3,925.5	3,909.9
Flooring ROW			3,594.7	4,051.6
Corporate and intersegment eliminations			667.4	610.0
Consolidated assets			$12,778.6	13,559.8

Reconciliation of Net Earnings (Loss) Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Twelve Months Ended
(In millions, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net earnings (loss) attributable to Mohawk Industries, Inc.	$93.2	139.5	517.7	(439.5)
Adjusting items:
Restructuring, acquisition and integration-related and other costs	25.6	8.6	94.4	129.3
Software implementation cost write-off	5.1	—	12.9	—
Inventory step-up from purchase accounting	—	—	—	4.5
Impairment of goodwill and indefinite-lived intangibles	8.2	1.6	8.2	877.7
Legal settlements, reserves and fees	(0.9)	(4.6)	9.9	87.8
Adjustments of indemnification asset	—	(0.1)	1.8	(3.0)
Income taxes - adjustments of uncertain tax position	—	0.1	(1.8)	3.0
Income taxes - impairment of goodwill and indefinite-lived intangibles	(1.9)	—	(1.9)	(12.8)
Income tax effect of foreign tax regulation change	—	(10.0)	2.9	(10.0)
Income tax effect of adjusting items	(6.4)	(9.8)	(26.9)	(50.0)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$122.9	125.3	617.2	587.0

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.95	1.96	9.70	9.19
Weighted-average common shares outstanding - diluted	63.2	63.9	63.6	63.9

Reconciliation of Total Debt to Net Debt
(In millions)	December 31, 2024
Short-term debt and current portion of long-term debt	$559.4
Long-term debt, less current portion	1,677.4
Total debt	2,236.8
Less: Cash and cash equivalents	666.6
Net debt	$1,570.2

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	March 30, 2024	June 29, 2024	September 28, 2024	December 31, 2024	December 31, 2024
Net earnings including noncontrolling interests	$105.0	157.5	162.0	93.2	517.7
Interest expense	14.9	12.6	11.2	9.8	48.5
Income tax expense	27.8	42.3	39.8	18.3	128.2
Net (earnings) loss attributable to noncontrolling interests	—	(0.1)	—	—	(0.1)
Depreciation and amortization(1)	154.2	171.5	156.2	156.4	638.3
EBITDA	301.9	383.8	369.2	277.7	1,332.6
Restructuring, acquisition and integration-related and other costs	5.4	20.9	15.1	20.3	61.7
Software implementation cost write-off	—	—	7.8	5.1	12.9
Impairment of goodwill and indefinite-lived intangibles	—	—	—	8.2	8.2
Legal settlements, reserves and fees	8.8	1.3	0.7	(0.9)	9.9
Adjustments of indemnification asset	2.4	(0.2)	(0.4)	—	1.8
Adjusted EBITDA	$318.5	405.8	392.4	310.4	1,427.1

Net debt to adjusted EBITDA					1.1
(1)Includes accelerated depreciation of $2.4 for Q1 2024, $20.5 for Q2 2024, $4.4 for Q3 2024 and $5.3 for Q4 2024.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Twelve Months Ended
(In millions)	December 31, 2024	December 31, 2024
Mohawk Consolidated
Net sales	$2,637.2	10,836.9
Adjustment for constant shipping days	(85.9)	(91.7)
Adjustment for constant exchange rates	34.4	68.0
Adjustment for acquisition volume	—	(47.8)
Adjusted net sales	$2,585.7	10,765.4

Three Months Ended
December 31, 2024
Global Ceramic
Net sales	$1,008.2
Adjustment for constant shipping days	(35.0)
Adjustment for constant exchange rates	32.1
Adjusted net sales	$1,005.3

Flooring NA
Net sales	$937.2
Adjustment for constant shipping days	(29.3)
Adjusted net sales	$907.9

Flooring ROW
Net sales	$691.8
Adjustment for constant shipping days	(21.7)
Adjustment for constant exchange rates	2.3
Adjusted net sales	$672.4

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	December 31, 2024	December 31, 2023
Gross Profit	$621.8	642.3
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	22.6	2.8
Adjusted gross profit	$644.4	645.1

Adjusted gross profit as a percent of net sales	24.4%	24.7%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	December 31, 2024	December 31, 2023
Selling, general and administrative expenses	$491.8	473.6
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3.0)	(8.5)
Software implementation cost write-off	(5.1)	—
Legal settlements, reserves and fees	0.9	4.6
Adjusted selling, general and administrative expenses	$484.6	469.7

Adjusted selling, general and administrative expenses as a percent of net sales	18.4%	18.0%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	December 31, 2024	December 31, 2023
Mohawk Consolidated
Operating income	$121.8	167.1
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	25.6	11.3
Software implementation cost write-off	5.1	—
Impairment of goodwill and indefinite-lived intangibles	8.2	1.6
Legal settlements, reserves and fees	(0.9)	(4.6)
Adjusted operating income	$159.8	175.4

Adjusted operating income as a percent of net sales	6.1%	6.7%

Global Ceramic
Operating income	$34.2	41.5
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	6.0	4.9
Software implementation cost write-off	5.1	—
Impairment of goodwill and indefinite-lived intangibles	8.2	1.6
Adjusted segment operating income	$53.5	48.0

Adjusted segment operating income as a percent of net sales	5.3%	4.8%

Flooring NA
Operating income	$42.2	74.6
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	11.5	(1.1)
Legal settlements, reserves and fees	—	(10.3)
Adjusted segment operating income	$53.7	63.2

Adjusted segment operating income as a percent of net sales	5.7%	6.9%

Flooring ROW
Operating income	$60.9	67.1
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	8.0	7.5
Adjusted segment operating income	$68.9	74.6

Adjusted segment operating income as a percent of net sales	10.0%	10.6%

Corporate and intersegment eliminations
Operating (loss)	$(15.5)	(16.1)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	0.1	—
Legal settlements, reserves and fees	(0.9)	5.6
Adjusted segment operating (loss)	$(16.3)	(10.5)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	December 31, 2024	December 31, 2023
Earnings before income taxes	$111.5	153.6
Net earnings attributable to noncontrolling interests	—	0.1
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	25.6	8.6
Software implementation cost write-off	5.1	—
Impairment of goodwill and indefinite-lived intangibles	8.2	1.6
Legal settlements, reserves and fees	(0.9)	(4.6)
Adjustments of indemnification asset	—	(0.1)
Adjusted earnings before income taxes	$149.5	159.2

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	December 31, 2024	December 31, 2023
Income tax expense	$18.3	14.2
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	—	(0.1)
Income tax effect on impairment of goodwill and indefinite-lived intangibles	1.9	—
Income tax effect of foreign tax regulation change	—	10.0
Income tax effect of adjusting items	6.4	9.8
Adjusted income tax expense	$26.6	33.9

Adjusted income tax rate to adjusted earnings before income taxes	17.8%	21.3%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.